                                                                     EXHIBIT 5.1




  SULLIVAN & CROMWELL

TELEPHONE: 1-212-558-4000
FACSIMILE: 1-212-558-3588
    WWW.SULLCROM.COM


                                                   125 BROAD STREET
                                               NEW YORK, NY 10004-2498

                                        LOS ANGELES. PALO ALTO. WASHINGTON, D.C.
                                              FRANKFURT. LONDON. PARIS
                                              BEIJING. HONG KONG. TOKYO
                                                       MELBOURNE




                                                           May 11, 2001


New York Community Bancorp, Inc.,
   615 Merrick Avenue,
      Westbury, New York 11590.

Dear Sirs:

          In connection with the registration under the Securities Act of 1933 (the "Act") of 30,000,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of New York Community Bancorp, Inc., a Delaware corporation (the "Company"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

          (1) The Company is a corporation duly organized and existing under the laws of the State of Delaware.

          (2) The Shares are duly authorized and when the registration statement relating to the Shares (the "Registration Statement") has become effective under

New York Community Bancorp, Inc.                                             -2-

     the Act, and when the Shares have been duly issued and delivered in connection with the Agreement and Plan of Merger, dated as of March 27, 2001, by and between the Company and Richmond County Financial Corp., a Delaware corporation, as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

              The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

               Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                         Very truly yours,

                                                         /s/ Sullivan & Cromwell